SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2002

Commission File No. 001-12392

NDCHealth Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	58-0977458
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification Number)

NDC Plaza, Atlanta, Georgia	30329-2010
(Address of principal executive offices)	(Zip Code)

(404) 728-2000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report.)

Item 7.    Financial Statements and Exhibits

Exhibit 99.1

(a)	Press Release dated December 18, 2002
(b)	Schedules:
1)	NDCHealth Corporation Consolidated Statements of Income for the three months ended November 29, 2002 and November 30, 2001,
2)	NDCHealth Corporation Consolidated Statements of Income for the six months ended November 29, 2002 and November 30, 2001,
3)	NDCHealth Corporation Consolidated Balance Sheets as of November 29, 2002 and May 31, 2002, and
4)	NDCHealth Corporation Consolidated Statements of Cash Flows for the six months ended November 29, 2002 and November 30, 2001.

Item 9.    Regulation FD Disclosure

On December 18, 2002, NDCHealth Corporation issued a press release which is filed herewith as Exhibit 99.1 (a) and (b) 1, 2, 3 and 4 and incorporated in this Item 9 by this reference.

In light of the recent restructuring of our balance sheet, we believe that EBITDA is a meaningful measure of our operating performance as it is a key measurement related to our debt covenants. EBITDA is defined in our credit agreement as income before equity in losses of affiliated companies, plus income taxes, interest expense, depreciation and amortization, and certain other non-cash losses on asset disposition, less minority interest in losses. EBITDA is not a Generally Accepted Accounting Principles (GAAP) measurement and may not be comparable to EBITDA reported by other companies. The tables below reconcile EBITDA for the three months ended November 29, 2002 and November 30, 2001 to our results determined under GAAP.

Three months ended November 29, 2002 (in thousands)	Information Management	Network Services and Systems	Other	Totals
Income before equity in losses of affiliated companies				$12,990
Income taxes				7,307

Income before income taxes and equity in losses of affiliated companies	$6,848	$14,370	$(921)	$20,297
Interest expense and related costs	1,310	2,358	921	4,589
Depreciation and amortization	2,708	4,793	—	7,501
Amortization of restricted stock	115	208	—	323
Other non-cash charges	(5)	(8)	—	(13)
Minority interest in losses	(593)	(60)	—	(653)

EBITDA	$10,383	$21,661	$—	$32,044

Three months ended November 30, 2001 (in thousands)	Information Management	Network Services and Systems	Other	Totals
Income before equity in losses of affiliated companies				$11,013
Income taxes				6,195

Income before income taxes and equity in losses of affiliated companies	$6,132	$11,394	$(318)	$17,208
Interest expense and related costs	953	1,235	—	2,188
Depreciation and amortization	2,808	3,089	—	5,897
Amortization of restricted stock	126	163	—	289
Other non-cash charges	(1)	(8)	—	(9)
Minority interest in (losses) earnings	(783)	36	—	(747)

EBITDA	$9,235	$15,909	$(318)	$24,826

The Company believes that EBITDA is an additional meaningful measure of operating performance. However, this pro forma information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to NDCHealth’s operating and other financial information, as determined under accounting principles generally accepted in the United States of America.

When used in this report and the exhibits hereto, in documents incorporated herein and elsewhere by management of NDCHealth Corporation, the words “believes,” “anticipates,” “expects,” “intends,” “plans” and similar expressions and statements that are necessarily dependent on future events are intended to identify forward-looking statements concerning the Company’s business operations, economic performance and financial condition. These include, but are not limited to, statements regarding the Company’s business strategy and means to implement the strategy, the Company’s objectives, future capital expenditures, sources and cost of future financing, the effective tax rate, the likelihood of the Company’s success in developing and introducing new products and expanding its business, the timing of the introduction of new and modified products or services, the ability to consummate and integrate acquisitions, and the expected benefits and prospects for acquisitions and alliances. For such statements, the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 is applicable and invoked. Such statements are based on a number of assumptions, estimates, projections or plans that are inherently subject to significant risks, uncertainties and contingencies that are subject to change. Actual revenues, revenue growth and margins will be dependent upon all such factors and results subject to risks related to the performance of our various investments and alliances, including MedUnite, estimates of the valuation of these investments, economic and market conditions in the pharmaceutical manufacturing industry, ability to accelerate revenue growth during the remainder of fiscal 2003, the application of accounting standards, the implementation of changes by the Company, the failure to implement changes, and customer acceptance of such changes or lack of change. Actual results of events could differ materially from those anticipated in the Company’s forward-looking statements as a result of a variety of factors, including: (a) those set forth under the caption “Additional Factors That May Affect Future Performance” in the Company’s Annual Report on Form 10-K for the period ended May 31, 2002 which are incorporated herein by this reference; (b) those set forth elsewhere herein; (c) those set forth from time to time in the Company’s press releases and reports and other filings made with the Securities and Exchange Commission including its most recent Form 10-K; and (d) those set forth from time to time in the Company’s analyst calls and discussions. In addition, the Company is currently unable to assess the impact, if any, on its financial performance that may result from the economic effects of any terrorist attacks on the United States. The Company cautions that such factors are not exclusive. Consequently, all of the forward-looking statements made herein are qualified by these cautionary statements and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update forward-looking or other statements or to publicly release the results of any revisions of such forward-looking statements that may be made to reflect events or circumstances after the date hereof, or thereof, as the case may be, or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NDCHealth Corporation (Registrant)

By:	/s/ DAVID H. SHENK
David H. Shenk Vice President & Corporate Controller (Chief Accounting Officer)

Date:    December 18, 2002

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